UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a 'Report from the President' (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of November 2007 issued on December 4, 2007 appears below.

December 4, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Advance Demand at $75.3 Billion

Average advances were $75.3 billion at month-end October 2007. This is up $9.8 billion from October 2006 and up $5.3 billion from September. This growth, while impressive, occurred at a slower pace than we experienced in August and September of this year during the peak of the liquidity shortage that affected the U.S. lending system.

We are proud to continue to operate as designed 75 years ago – to provide our members with reliable, low-cost liquidity while maintaining a rock-solid bottom line. The performance of the Federal Home Loan Bank of New York reflects sustained advance demand and measured returns on the highest quality, real estate-supported investments. The FHLBNY continues to meet its mission by providing liquidity for housing and community development in all market cycles – even the choppiest.

As recently reported in the press, Countrywide Financial Corporation turned to the Atlanta Home Loan Bank during this summer’s liquidity crisis. In response, U.S. Senator Charles Schumer called on the Federal Housing Finance Board (the Federal regulator of the 12 FHLBanks) to look into the collateral Countrywide used to secure the recent advances from the Atlanta Home Loan Bank. The FHFB and the Atlanta Home Loan Bank will no doubt respond to the Senator’s questions. The Finance Board's Office of Supervision closely monitors the credit and collateral practices of all 12 FHLBanks to ensure that the advances business continues to be carried out in a financially safe and sound fashion. The FHFB monitors in particular the Home Loan Banks’ practices with respect to underwriting advances, securing the collateral supporting those advances, and valuing that collateral. The Atlanta Home Loan Bank also issued a letter on November 28 to its members regarding that FHLBank’s lending practices. That letter is available at the Atlanta Bank’s website (www.fhlbatl.com).

On November 30 Chairman Rosenfeld responded directly to Senator Schumer. Enclosed is a copy of the Chairman’s letter.

All Seats Filled on the FHLB Board of Directors for 2008

Four Industry Stockholders Elected
As I reported in a special stockholders mailing on November 5, 2007, the 2007 Board election results are in:

In New York, Joseph R. Ficalora, Chairman, President and Chief Executive Officer, New York Community Bank, Westbury, New York, was re-elected to the Board. Joe has been serving on the Board since January 2005. In addition, John M. Scarchilli, President and Chief Executive Officer of Pioneer Savings Bank, Troy, New York, was re-elected to the Board. John has been serving on the Board since September 2006.

In New Jersey, Ronald E. Hermance, Chairman, President, and Chief Executive Officer of Hudson City Savings Bank, Paramus, New Jersey, was re-elected to the Board. Ron has been serving on the Board since January 2005. In addition, Kevin J. Lynch, Chairman, President, and Chief Executive Officer of Oritani Savings Bank, Washington Township, New Jersey, was re elected to the Board. Kevin has been serving on the Board since January 2005.

Two Public Interest Directors Appointed by the FHFB
And in September, the FHFB reappointed Richard S. Mroz and Anne Evans Estabrook to the Board as Public Interest Directors.

Richard S. Mroz is President of Salmon Ventures, Ltd., and maintains an of-counsel affiliation with the southern New Jersey law firm of Gruccio, Pepper, DeSanto & Ruth. Richard was first appointed by the FHFB in 2002.

Anne Evans Estabrook is owner of Elberon Development Co. in Cranford, New Jersey. Anne was first appointed by the FHFB in 2004.

Each of these directors will serve on the Board for a three-year term commencing on January 1, 2008, and ending December 31, 2010. I congratulate Joe, John, Ron, and Kevin on their re-election and Richard and Anne on their re-appointment to the Board. We will have a strong, veteran team of Directors on the Board for 2008.

Washington Update

As might have caught your attention, before the Joint Economic Committee of Congress on November 8, Federal Reserve Chairman Ben Bernanke floated the idea of allowing Fannie Mae and Freddie Mac to securitize mortgage loans up to $1 million and also to have the Federal government act as the explicit guarantor.
In my opinion, this is a very dangerous proposal that would nationalize the mortgage industry and undermine, if not eliminate, the community bank portfolio lender. However, others do not share this opinion. As a matter of fact, I understand that some special interests in Washington are seizing on the million-dollar mortgage proposal and will be working Capitol Hill to make it a reality. It is vital that we point out the sheer folly of this proposal to the policy makers in D.C. – from our Members of Congress to Fed Chairman Bernanke.

To this end, I transmitted a letter on November 30 to Chairman Bernanke (copy enclosed) expressing my absolute opposition to this proposal. Not only does it destroy the lending system that we have in place today, but it does not get to the problem of the two million subprime mortgages that are possibly facing default and are, in fact, the cause of disruptions in the credit and real estate markets. Our policymakers should be focusing on subprime mortgages that have already been originated in order to establish a solution to the current situation.

Your Home Loan Bank team wishes to thank you, our members, for using our products and services. In doing so, you are able to expand the availability of mortgage credit, compete more effectively in your markets, and promote strong communities.

Sincerely,

Alfred A. DelliBovi
President

Enclosure

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Federal Housing Finance Board's Chairman's Letter to Senator Schumer Dated November 30, 2007.

99.2 FHLB of NY's President's Letter to Federal Reserve Chairman, Ben Bernake Dated November 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 4, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Federal Housing Finance Board's Chairman's Letter to Senator Schumer Dated November 30, 2007.
99.2	FHLB of NY's President's Letter to Federal Reserve Chairman, Ben Bernake Dated November 30, 2007.